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                                                                     EXHIBIT 5

                               HOGAN & HARTSON L.L.P.
                                  Columbia Square
                            555 Thirteenth Street, N.W.
                            Washington, D.C.  20004-1109
                                (tel.) 202-637-5600
                                 (fax) 202-637-5910




                                   March 5, 1998



Board of Directors
McCormick & Company, Incorporated
18 Loveton Circle
Sparks, Maryland  21152-7563

Ladies and Gentlemen:

     We are acting as special counsel to McCormick & Company, Incorporated, a Maryland corporation (the "Company"), in connection with certain matters relating to its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 250,000 shares of Common Stock, no par value, and 750,000 shares of Common Stock Non-Voting, no par value, of the Company (collectively, the "Shares") issuable in connection with the Company's Investor Services Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. A copy of the Plan, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

     3. The Certificate of Incorporation of the Company, as certified by the Maryland State Department of Assessments and Taxation on February 26, 1998 and by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

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Board of Directors
McCormick & Company, Incorporated
March 5, 1998
Page 2

     4. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.


     5. Resolutions of the Board of Directors of the Company adopted on December 15, 1997, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the adoption of the Plan and the authorization of the issuance of the Shares under the Plan.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments, and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland Corporation Law"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

     This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.


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Board of Directors
McCormick & Company, Incorporated
March 5, 1998
Page 3

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Opinion" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                              Very truly yours,

                              /s/ Hogan & Hartson L.L.P.
                              --------------------------
                              HOGAN & HARTSON L.L.P.